EXHIBIT 23
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                          INDEPENDENT AUDITORS' CONSENT
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To the Board of Directors and Stockholders
Standard Motor Products, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-58655) on Form S-8 of Standard Motor Products, Inc. of our reports dated March 5, 1998, except as to the final paragraphs of notes 8 and 9, which are as of March 30, 1998, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three year period ended December 31, 1997, which reports appear in the December 31, 1997 annual report on Form 10-K of Standard Motor Products, Inc.


                                         KPMG Peat Marwick LLP

New York, New York
March 30, 1998